August 24, 2010

CODE OF ETHICS

for

AQUILA MANAGEMENT CORPORATION
AQUILA INVESTMENT MANAGEMENT LLC
AQUILA DISTRIBUTORS, INC.

February 1, 2005
(revised August 21, 2006)
(revised September 7, 2006)
(revised August 24, 2010)

TABLE OF CONTENTS

I.             STATEMENT OF BUSINESS ETHICS

II.           DEFINITIONS

III.          APPLICATION OF THE CODE

IV.          DELIVERY AND ACKNOWLEDGEMENT OF THE CODE AND AMENDMENTS TO THE CODE

V.           COMPLIANCE WITH LAWS AND REGULATIONS

A. Compliance with the Federal Securities Laws

B. General Prohibitions Applicable to All Employees

C. Front-Running

D. Market Timing

VI.          INSIDER TRADING

VII.         CONFIDENTIALITY

VIII.        RESTRICTIONS ON PERSONAL TRADING

A. Pre-Approval of Personal Trades

B. Prohibited Personal Trading Practices

1. Short-Term Trading
2. Short Sales
3. Blackout Periods

C. Exempt Transactions

D. Approvals of Transactions or Requests for Waivers of Restrictions by the CCO

IX.           REPORTING AND REVIEW OF PERSONAL SECURITIES HOLDINGS AND TRANSACTIONS[INSERT

A. Initial and Annual Reports of Securities Holdings and Accounts (“Securities Holdings and Accounts Reports”)

B. Quarterly Reports of Securities Transactions and Accounts (“Quarterly Transaction and Accounts Reports”)

X.           GIFTS AND GRATUITIES

XI.          ADVISING NON-AQUILA ENTITIES

XII.         PERSONS SERVING AS DIRECTORS OR OFFICERS OF OTHER COMPANIES/OUTSIDE ACTIVITIES

XIII.        RECORD KEEPING

XIV.        REPORTING VIOLATIONS OF THIS CODE; PENALTIES

XV.          MISCELLANEOUS

A.	Waivers
B.	Form Processing
C.	Fund Board Reports
  D. Code Amendments

APPENDICES

Note:  The forms set forth in the Appendices are not part of this Code of Ethics but are appended for convenience.

Appendix A                      CERTIFICATION OF RECEIPT OF CODE OF ETHICS

Appendix B                      PERSONAL TRADING REQUEST FORM

Appendix C                      INITIAL & ANNUAL HOLDINGS AND ACCOUNTS REPORT

Appendix D                      QUARTERLY TRANSACTION AND ACCOUNTS REPORT

Appendix E                      OUTSIDE BUSINESS ACTIVITY REQUEST FORM

I.	STATEMENT OF BUSINESS ETHICS

Aquila Management Corporation (“AMC”), AMC’s wholly-owned subsidiary, Aquila Investment Management LLC (“AIM”) and Aquila Distributors, Inc.(“ADI”), an affiliate of AMC and AIM, are committed to maintaining high legal and ethical standards in the conduct of our business.  We have a reputation based on trust and confidence in our professional abilities and integrity.  We endeavor to place the interests of our clients above our own.  Conflicts, or even the appearance of conflicts, between the interests of our clients and our own should be avoided at all times.  Meeting these commitments is a top priority and the responsibility of each and every one of us.

This Code of Ethics (the “Code”) has been adopted by each of the Aquila Entities (as defined in Section II) to implement our statement of business ethics and to comply with certain regulatory requirements.  As an Employee (as defined in Section II) you are subject to this Code.  A code of ethics similar to this Code has been adopted by each of the Funds (as defined in Section II) of The Aquila Group of Funds.  Any Employee who is also subject to a Fund’s code of ethics shall be required to comply only with this Code.

The CCO (as defined in Section II) is responsible for administering, enforcing and interpreting this Code, and is available to answer any questions you may have.

II.	DEFINITIONS

Listed below are definitions of some of the terms used in this Code, many of which are defined by law.

“1940 Act” shall mean the Investment Company Act of 1940, as amended from time to time.

“Advisers Act” shall mean the Investment Advisers Act of 1940, as amended from time to time.

“Advisory Person” shall mean any Employee or Control Person:

•	who makes, is involved in or has access to non-public information regarding the Purchase or Sale of Securities by an Aquila Fund or other Aquila client;
•	whose functions relate to the making of any recommendations with respect to such Purchases or Sales; or
•	who has access to non-public information regarding the portfolio holdings of an Aquila Fund or other Aquila client.

The CCO shall determine which Employees or Control Persons are or should be treated as Advisory Persons, and shall inform those persons of their status as Advisory Persons and related responsibilities under this Code.

“Aquila clients” refers to advisory clients of AIM (including the Funds) or principal underwriting or brokerage customers of ADI (including the Funds), as appropriate in the given context.

“Aquila Entity” or “Aquila Entities” shall mean Aquila Management Corporation (or AMC), the sponsor of the Aquila Funds; Aquila Investment Management LLC ( or AIM), a wholly-owned subsidiary of AMC, a registered investment adviser, and the adviser to the Aquila Funds; and Aquila Distributors, Inc. (or ADI), an affiliate of both of the foregoing, a registered broker-dealer, and the principal underwriter for the Aquila Funds.

“Aquila Funds” or “Funds” (each an “Aquila Fund” or “Fund”) shall mean all funds in The Aquila Group of Funds and any other fund to which an Aquila Entity provides administrative, distribution or investment advisory services. Note: The funds that are included in this definition may change as funds may be added or removed from the Aquila Group of Funds.  Currently, however, Aquila Funds include:

Aquila Rocky Mountain Equity Fund
Aquila Three Peaks High Income Fund
Capital Cash Management Trust
Churchill Cash Reserves Trust
Churchill Tax-Free Fund of Kentucky
Hawaiian Tax-Free Trust
Narragansett Insured Tax-Free Income Fund
Tax-Free Fund For Utah
Tax-Free Fund of Colorado
Tax-Free Trust of Arizona
Tax-Free Trust of Oregon
Pacific Capital Cash Assets Trust
Pacific Capital Tax-Free Cash Assets Trust
Pacific Capital U.S. Government Securities Cash Assets Trust

“Beneficial Owner” (or “Beneficially Owns,” as applicable) shall mean any person who has or shares, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, a direct or indirect pecuniary interest in a Security, within the meaning of Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (“Exchange Act”).  “Pecuniary interest” means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Security.  Securities in which you have an “indirect pecuniary interest” include, but are not limited to, securities held by members of your immediate family who share your household.  Immediate family includes your spouse, children and stepchildren, parents, grandparents, brothers and sisters, and any of your in-laws.  However, if you believe that you are not actually the beneficial owner of Securities held by an immediate family member sharing your household, you may provide the CCO with information demonstrating that so that the CCO can make a determination in that regard.

“CCO” shall mean the Chief Compliance Officer of AIM and ADI, or his or her authorized designees.

“Code of Ethics” or “Code” shall mean this Code of Ethics.

“Control” shall mean the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.  A person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company is presumed to control the company. A person who does not own more than 25% of the voting securities of a company is presumed not to control the company.  A person who has “control” under this definition is presumed to have “control” unless and until the Securities and Exchange Commission (“SEC”) grants an order to the contrary.

“Control Person” shall mean any individual who has a Control relationship with an Aquila Fund or with AIM (serving as investment adviser to such Fund).

NOTE:  Under no circumstances shall an Aquila Fund’s own portfolio transactions, accounts or holdings be subject to the account, transaction or holdings reporting, pre-clearance or other requirements of this Code.1

“Employee” shall mean any officer, LLC Manager, director or partner (or other person occupying a similar status or performing similar functions), any employee (whether a supervisor or supervised person employed in a full or part time capacity) of any Aquila Entity, and any other person who provides investment advice on behalf of AIM and is subject to AIM’s supervision and control.

The CCO shall determine who is or should be treated as an Employee, and shall inform such persons of their status as Employees and their responsibilities as such under this Code.

 “Initial Public Offering” shall mean an offering of Securities registered under the Securities Act of 1933 (“Securities Act”), the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

“Limited Offering” shall mean an offering of Securities that is exempt from registration under the Securities Act pursuant to Section 4(2), Section 4(6) or Rule 504, Rule 505 or Rule 506 (e.g., private placements).

“LLC Manager” shall mean a person who is named as a manager of an Aquila Entity that is organized as a limited liability company in, or designated as a manager of a limited liability company pursuant to, a limited liability company agreement or similar instrument under which the limited liability company is formed.

“Personal Trading” with respect to a person includes the Sale of Securities that the person Beneficially Owns and the Purchase of Securities of which the person acquires Beneficial Ownership.  It includes Securities transactions by a person for his or her (or its) own account, as well as Securities transactions for any other account in which he or she (or it) is a Beneficial Owner.

“President” shall mean the current President of AIM.

“Purchase or Sale of a Security” includes, among other things, the writing of an option to purchase or sell, a Security.

“Reportable Security” shall mean any Security, including shares of an Aquila Fund (other than an Aquila money market fund), any other U.S. registered investment company (other than a money market fund) for which AIM serves as an investment adviser, and any U.S. registered investment company (other than a money market fund) whose investment adviser or principal underwriter Controls, is Controlled by, or is under common Control with AIM (“reportable funds”).  Reportable Security also includes Limited Offering Securities, as well as shares issued by offshore funds, unregistered funds (such as hedge funds), unit investment trusts, exchange-traded funds (whether structured as unit investment trusts or open-end management companies) and closed-end funds.  It also includes options or Securities convertible or exchangeable into a Reportable Security.  Reportable Security does not include a direct obligation of the U.S. Government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements (see below for definition), and, unless otherwise specifically included above (e.g., exchange-traded funds and reportable funds), shares of third-party U.S.-registered open-end investment companies (including money market funds).

“High quality short-term debt instrument” means any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but is of comparable quality.

“Security” shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security or on any group or index of securities (including any interest therein based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or generally any interest or instrument commonly known as a “security” or any certificate of interest or participation in, temporary or interim certificate for, receipt for guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

“Security Held or to be Acquired” means: (A) any Security that within the most recent fifteen (15) calendar days is being or has been (i) held by an Aquila Fund or other Aquila client or (ii) “considered for purchase or sale” by or on behalf of any of the Aquila Funds or other Aquila client; and (B) any option to purchase or sell, and any Security convertible into or exchangeable for, a Security described in (A) above.  A Security is “being considered” for Purchase or Sale if:

(a)
there is an outstanding order (this includes orders that are in the process of being executed) to Purchase or Sell that Security for an account or portfolio of any of the Aquila Funds or other Aquila client;

(b)	there is an outstanding oral or written recommendation with respect to that Security that has not been acted upon or rejected; or

(c)	an Advisory Person intends to Purchase or Sell (i.e., has decided to but has not yet purchased or sold) that Security for an Aquila Fund or other Aquila client.

III.	APPLICATION OF THE CODE

This Code applies to all Employees, including Advisory Persons, of the Aquila Entities.  The CCO will maintain a list of all Employees and Advisory Persons (including any other persons treated as such under the Code).  The CCO shall review the list and reaffirm that it is accurate and complete no less frequently than on an annual basis or more frequently as needed.

IV.	DELIVERY AND ACKNOWLEDGEMENT OF THE CODE AND AMENDMENTS TO THE CODE

The CCO will provide each Employee with a copy of this Code and any updates or amendments.  Copies and updates of the Code may be provided in either hard copy or electronically.  All Employees are expected to read this Code and any updates and amendments provided.  The CCO will obtain a Certification from each Employee acknowledging their receipt of the Code (and any updates or amendments) and continued commitment to fully comply with the current Code (see Appendix A). The CCO shall retain a copy of these Certifications in accordance with Section XIII of this Code.

V.	COMPLIANCE WITH LAWS AND REGULATIONS

A.	Compliance with the Federal Securities Laws

Employees are required at all times to comply with all applicable federal securities laws, both in conducting the business of the Aquila Entities and when acting in their personal capacities or outside the scope of their employment or association with the Aquila Entities.  Accordingly, any violation of the federal securities laws will be a violation of this Code and may subject the Employee to sanctions or other appropriate remedial action under the Code and applicable law.

B.	General Prohibitions Applicable to All Employees

As a registered investment adviser, AIM has a fiduciary obligation to the Aquila Funds and any other Aquila advisory clients.  In addition, AIM, as investment adviser to the Funds, is subject to the anti-fraud provisions of Rule 17j-1 under the 1940 Act.  This Code is based on the principle that AIM and its Employees owe a fiduciary duty to AIM’s advisory clients (including the Aquila Funds) and at all times must conduct AIM’s business and their own affairs, including their Personal Trading activities, in accordance with the ethical and legal standards that apply to those acting in a fiduciary capacity.

ADI strives to adhere to high ethical standards in conducting its business affairs as a registered broker-dealer. In conducting its brokerage-related business affairs, it is also subject to the broad anti-fraud provisions of the federal securities laws, as well as the anti-fraud provisions of Rule 17j-1.  Accordingly, this Code is also based on the principle that ADI and its Employees must conduct ADI’s business and their own affairs, including their Personal Trading activities, in accordance with these ethical and legal standards.

In addition, each Employee of an Aquila Entity must avoid: (i) placing the interests of the Aquila Entities or their own personal interests ahead of the Aquila Funds or other Aquila clients, (ii) taking inappropriate advantage of their position with the Aquila Entities for any reason; or (iii) any actual or apparent conflicts with the interests of the Aquila Funds or other Aquila clients.

Further, in connection with their Personal Trading activities and in general, based on the anti-fraud provisions of Rule 17j-1, Employees are prohibited from:

•	Employing any device, scheme, or artifice to defraud an Aquila Fund or other Aquila client;

•
Making to an Aquila Fund or other Aquila client any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

•	Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit upon an Aquila Fund or other Aquila client; or

•	Engaging in any manipulative practice.

C.	Front-Running

The practice of trading on the basis of the anticipated market effect of trades for the accounts of investment advisory clients, which is known as “front-running” or “scalping,” is a violation of the Federal securities laws.  Therefore, it is absolutely prohibited for any Employee to engage in such trading.

D.	Market Timing

Employees are prohibited from purchasing or redeeming shares of the Aquila Funds in violation of the trading policies and restrictions set forth in each Fund’s prospectuses, including, but not limited to, the restrictions limiting the frequency of transfers into and out of a Fund that are designed to: (i) prevent so-called “market timing” and (ii) otherwise protect the interests of long-term investors in the Fund.

VI.	INSIDER TRADING

No Employee may Purchase or Sell any Security, or be involved in any way in the Purchase or Sale of a Security, while in possession of material non-public information about the Security or its issuer, regardless of the manner in which such information was obtained.  This prohibition covers transactions for the Aquila Funds or other Aquila clients made in the course of a person’s employment or association with an Aquila Entity, as well as Personal Trading activities.

As used in this Code, material non-public information includes but is not necessarily limited to corporate information, such as undisclosed financial information about a corporation, and market information, such as a soon-to-be-published article about a corporation.  Material non-public information also includes securities recommendations and securities holdings and transactions of any of the Aquila Funds or other Aquila clients.  Material information is defined as information which an investor would consider important in making an investment decision, or which would substantially affect the market price of a Security if generally disclosed.  Non-public information is defined as information which has not been effectively made available to the marketplace.  Any questions as to whether certain information is material non-public information should be directed to the CCO.

VII.	CONFIDENTIALITY

Employees must maintain the utmost confidentiality with respect to proprietary, sensitive or otherwise non-public information of or regarding the Aquila Entities, or the Aquila Funds or other Aquila clients, including non-public investment recommendations, investment decisions and securities holdings of the Aquila Funds or other Aquila clients.  Such information may be deemed “material non-public information” by the SEC and other regulatory authorities, subject to the prohibitions described above.  Confidential information may include, but is not limited to:

(1) an anticipated recommendation to Purchase or Sell a Security for an Aquila Fund or other Aquila client (see definition of a Security Held or to be Acquired);

(2) the timing of a Purchase or Sale of a Security for an Aquila Fund or other Aquila client;

(3) non-public information regarding securities holdings of the Aquila Funds or other Aquila clients; and

(4) the anticipated recommendation by AIM to hire or terminate a sub-adviser to any Aquila Fund or other Aquila advisory client.

The subject and content of an investment-related recommendation or investment decision must remain confidential information through the time that all trades or other actions based on that recommendation or decision have been consummated, and may only be used for the benefit of the relevant Aquila Fund or other Aquila client.  Accordingly, Employees must not discuss a contemplated investment-related recommendation, investment decision, or non-public securities holdings with persons outside of the Aquila Entities, except for persons who provide services to the Aquila Entities or the Aquila Funds and who themselves have an obligation to keep the information they receive confidential (e.g., transfer agents, outside counsel, auditors, custodians, etc.).

Employees are expected to take steps to ensure that confidential information is appropriately safeguarded.  All computers containing access to confidential information must be password protected.  Employees are expected to keep all such passwords strictly confidential.  Paper files containing confidential information are expected to be appropriately maintained or safeguarded to prevent unauthorized access.

Any questions regarding the safeguarding of confidential information should be directed to the CCO.

VIII.	RESTRICTIONS ON PERSONAL TRADING

Note:  These restrictions do not apply to an Aquila Fund’s own portfolio transactions, holdings or accounts.2

The prohibitions and restrictions on Personal Trading discussed below apply to accounts held by Employees, as well as those accounts held by members of the Employee’s immediate family members living in the same household with the Employee.  See definition of Personal Trading and Beneficial Owner in Section II.

A.	Pre-Approval of Personal Trades

Advisory Persons must apply for and receive prior written approval from the CCO before directly or indirectly Purchasing or Selling more than 100 shares (or 25 bonds at $1,000 par each, as applicable) of any Reportable Security, other than shares of an Aquila Fund.

All Employees (including Advisory Persons) must apply for and receive prior written approval from the CCO before directly or indirectly:

•	acquiring any Security in an Initial Public Offering or Limited Offering; or
•	Purchasing or Selling any Reportable Security that the Employee knows is Held or is to be Acquired by an Aquila Fund or other Aquila client.

Any purchase of a fixed income security in an issuance that does not otherwise meet the definition of an Initial Public Offering or a Limited Offering, and any sale of a security so acquired, requires prior approval from the CCO.

Approvals shall be requested by submitting a request, electronically, on paper or by facsimile using the Personal Trading Request Form attached hereto as Appendix B.  The CCO shall submit his or her Personal Trading Request Form to the President (or the President’s designee, in his or her absence) for approval.  Employees must certify that the proposed transaction does not violate the Code (including the prohibitions in Subsection B below).  Employees may be required to provide information regarding the proposed transaction beyond that which is requested on the form (e.g., amount of purchase as a percentage of total offering).

Approvals are valid from the time received through the close of the New York Stock Exchange on the following business day.  If the transaction is not submitted to the broker or other market intermediary by the Employee during this time, Employees must resubmit a request for, and receive, prior written approval from the CCO before trading.

Copies of all Personal Trading Request Forms submitted by Employees (and related documentation by the CCO) shall be retained by the CCO in accordance with Section XIII of this Code.

Employees who have acquired Limited Offering Securities pursuant to prior written approval from the CCO must immediately disclose that investment to the CCO before they participate at any level in any Aquila Fund’s or other Aquila client’s subsequent consideration of an investment in the same issuer.  In such circumstance, the Aquila Fund’s or other Aquila client’s decision to purchase Securities of the issuer will be subject to independent review by Advisory Persons with no personal interest in the issuer, as identified by the CCO.

In addition, as a reminder, previously approved transactions remain subject to the short-term trading prohibition in Subsection B below.

B.	Prohibited Personal Trading Practices

1.	Short-Term Trading

Employees may not directly or indirectly profit from the Purchase and Sale or Sale and Purchase of the same Reportable Security, within a period of sixty (60) days.

2.	Short Sales

Employees may not, directly or indirectly, effect a short sale of or acquire a short position in any Security Held by an Aquila Fund or other Aquila client.

3.	Blackout Periods

No Employee may Purchase or Sell, directly or indirectly, any Reportable Security:

(a) within five (5) business days after the time that the same Reportable Security is Purchased or Sold by an Aquila Fund or by an Aquila Entity on behalf of another Aquila client; or

(b) at any time when the Employee has actual knowledge that the same Reportable Security is being Purchased or Sold, or recommended or considered for Purchase or Sale, by an Aquila Fund or other Aquila client until five (5) business days after the Fund’s/client’s Purchase or Sale transaction in such Reportable Security has been completed or the Reportable Security is no longer being recommended or considered for Purchase or Sale by the Fund or other Aquila client.

C.	Exempt Transactions

The Purchase or Sale of a Security in one of the following types of transactions shall be exempt from the prohibitions on short-term trading, short sales and Purchases or Sales during blackout periods set forth in paragraph B of this Section VIII:

•	Purchases or Sales of Securities in an account over which the Employee does not have direct or indirect control or influence (e.g., a blind trust);

•
Purchases of Reportable Securities pursuant to an automatic investment plan (i.e., a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including dividend reinvestment plans); however, any transaction that overrides the pre-set schedule or allocations of the automatic investment plan is not exempt;

•	Purchases or Sales made by payroll deduction through an employer-sponsored employee benefit plan;

•
Purchases or Sales which are non-volitional (e.g., those over which the person has no control, such as securities received in connection with stock splits, spin-offs, other corporate actions, mergers, consolidations, reorganizations or exchange offers); or

•	Purchases of Securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer.

Note:  The above-listed Exempt Transactions and Reportable Securities acquired in such transactions remain subject to the pre-clearance requirement set forth in paragraph A of this Section VIII, and to the initial, annual and quarterly holdings and transaction reporting requirements as set forth in Section IX.

D.	Approvals of Transactions or Requests for Waivers of Restrictions by the CCO

In the event that the CCO seeks to engage in a transaction for which pre-approval is required or seeks a waiver from a provision of the Code (see Waivers in Section XV.A below), the approval shall be granted or denied by the President.  In the absence of the President, such requests for approval shall be submitted to outside legal counsel to the Aquila Funds.  A written record of the determination made and the reasons for it shall be made by the President (or outside counsel, as applicable), and the CCO shall retain the original record in accordance with this Code.

IX.	REPORTING AND REVIEW OF PERSONAL SECURITIES HOLDINGS AND TRANSACTIONS

Note:  These requirements do not apply to an Aquila Fund’s own portfolio transactions, holdings or accounts.3

Employees are required to submit initial and annual Reportable Securities holdings reports as well as quarterly transaction reports as outlined below.  These reports are mandated by SEC regulations and, therefore, waivers of these reporting requirements will not be considered.  Employees who make reports pursuant to the code of ethics of any Aquila Fund need not make separate reports under this Code to the extent the information in such reports would duplicate information reported pursuant to this Code.

All reports submitted pursuant to this Code will be reviewed by the CCO as soon as practical after receipt to seek to ensure that Employees comply with the Code.  Through these reviews, the CCO will seek to identify any improper trades or patterns of abuse (including market timing) by Employees.  When reviewing these reports, the CCO also will seek to ensure that Employees have received all necessary prior approvals required by this Code.  The CCO shall periodically provide summary reports of any material violations of this Code to the President and others as the CCO believes appropriate.

No report required by this section shall be construed as an admission by the Employee that he or she is a Beneficial Owner of any Security on the report.

A.	Initial and Annual Reports of Securities Holdings and Accounts (“Securities Holdings and Accounts Reports”)

All Employees must, no later than ten (10) days after commencement of employment, disclose all Reportable Securities in which he or she has any direct or indirect Beneficial Ownership, and all brokerage, mutual fund or bank accounts in which any Securities are held for the Employee’s direct or indirect benefit (i.e., if any Security that could be held in the account could be a Security in which the Employee has any direct or indirect Beneficial Ownership).  See definition of Beneficial Owner in Section II.

This information must be conveyed through the completion and submission of the Initial Holdings and Accounts Reports (Appendix C).  Initial reports must be submitted to the CCO within ten (10) days of becoming an Employee and the information in the initial report must be current as of a date no more than forty-five (45) days prior to such person becoming an Employee.  This report must be submitted even if the Employee has no securities holdings or accounts to report.

Thereafter, Employees must submit an annual report to the CCO no later than February 14th of each year.  The information in the annual reports must be current as of December 31st of the previous calendar year.  Annual reports must be filed even if there have been no changes in the information reported previously and even if the Employee has arranged for brokers, banks and mutual funds to send duplicate confirmations and account statements for his/her Personal Trading accounts to the CCO.

Employees must disclose all Reportable Securities holdings in the Initial and Annual Holdings and Accounts Reports (including those resulting from transactions which are exempt from the transaction reporting requirements).  The only holdings which are not required to be reported are Reportable Securities held in accounts over which the Employee does not have any direct or indirect influence or control (e.g., blind trusts).

The Initial and Annual Holdings and Accounts Reports must include:

(a)
title, type of Reportable Security and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Reportable Security of which the Employee is a direct or indirect Beneficial Owner;

(b)
the name of any broker, dealer, mutual fund company or bank with which the Employee maintains an account used to hold or trade any Securities for the Employee’s direct or indirect benefit, the account number, the title of the account, the name of the account executive or representative (if any), and the names of any other persons who are Beneficial Owners of the account; and

(c)	the date that the report is submitted by the Employee.

The CCO shall retain copies of Initial and Annual Holdings and Accounts Reports in accordance with Section XIII of this Code.

B.	Quarterly Reports of Securities Transactions and Accounts (“Quarterly Transaction and Accounts Reports”)

Each Employee must submit a Quarterly Transaction and Accounts Report (Appendix D) to the CCO containing the information described below with respect to transactions in any Reportable Security in which the Employee had (or acquired) direct or indirect Beneficial Ownership, and any account established by Employee in which any Securities were held during the quarter for the Employee’s direct or indirect benefit.  Employees are not required to report Exempt Transactions, as defined below.

Quarterly Transaction and Accounts Reports must be submitted to the CCO no later than thirty (30) days after the end of the calendar quarter in which the transaction(s) were effected.  The CCO shall retain the reports in accordance with Section XIII of this Code.

Quarterly Transaction and Accounts Reports must include the following information for each transaction in a Reportable Security:

(a)
the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date (if applicable), and number of shares, and the principal amount of each Reportable Security involved;

(b)	the nature of the transaction (e.g., purchase, sale, or any other type of acquisition or disposition);

(c)	the price at which the transaction was effected;

(d)	the name of the broker, dealer, mutual fund company or bank with or through which the transaction was effected; and

(e)	the date that the report is submitted by the Employee.

If, during the calendar quarter, the Employee established a new brokerage, mutual fund or bank account where any Securities are held, the Quarterly Transaction and Accounts Report must include the following information:

(a)	the name of the broker, dealer, mutual fund company or bank with whom the Employee established the account;

(b)
the date the account was established, the title of the account, the name of the account executive or representative (if any), and the names of any other persons who are Beneficial Owners of the account; and

(c)	the date that the report is submitted by the Employee.

The following transactions are “Exempt Transactions” for the purpose of the Quarterly Transaction and Accounts Report requirements (but resulting holdings still must be reported on Initial and Annual Holdings and Accounts Reports):

•
transactions reported in duplicate broker monthly account statements or trade confirmations received by the Aquila Entities, if all of the above required information is included and confirmations or account statements are received by the CCO within thirty (30) days of the close of the calendar quarter; and

•
purchases of Reportable Securities pursuant to an automatic investment plan (i.e., a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including dividend reinvestment plans).  Any transaction, however, that overrides the pre-set schedule or allocations of the automatic investment plan must be included in a Quarterly Transaction Report.

Trading in Reportable Securities in an account over which a person does not have direct or indirect control or influence (e.g., a blind trust) are also Exempt Transactions and need not be reported on Quarterly Transaction and Accounts Reports (nor on Initial and Annual Holdings and Accounts Reports).

X	GIFTS AND GRATUITIES

Employees are prohibited from soliciting, receiving or giving gifts and gratuities from or to any person that does or is seeking to do business with any Aquila Entity or Aquila Fund (or other Aquila client).  This restriction applies to any item of material value or preferential treatment.  Giving or receiving cash or cash equivalents is strictly prohibited.

For purposes of this prohibition, an “item of material value” includes but is not limited to:

(a)	any gift amounting in value to more than $100 per person per year; and

(b)	any payment or reimbursement of travel expenses, including overnight lodging, in excess of $100 per person per year.

An “item of material value” does not include:

(a)
an occasional meal, a ticket to a sporting event or the theater or comparable entertainment at which the provider of the entertainment is in attendance, which is not conditioned on directing business to the firm, that provided such meal or entertainment is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achieving a sales target or similar goal; or

(b)
an unconditional gift of a typical item of reminder advertising, such as a ball-point pen with the name of the advertiser inscribed, a calendar pad, or similar gifts amounting in aggregate value to not more than $100 per person per year, provided that each such item is of an insubstantial value (e.g., less than $40 each).

Employees of ADI are subject to additional requirements regarding gifts and gratuities (see ADI’s Supervisory Procedures Manual).

XI.	ADVISING NON-AQUILA ENTITIES

Employees may not render investment advice to or for persons other than the Aquila Entities or the Aquila Funds (or other Aquila clients).  Accordingly, Employees are prohibited from providing investment advice to other Employees, family members, church groups, non-profit organization and other persons/entities.

XII.	PERSONS SERVING AS DIRECTORS OR OFFICERS OF OTHER COMPANIES/OUTSIDE ACTIVITIES

An Employee who serves as a director, trustee or officer (or in a similar capacity) of any company, organization or other enterprise (whether for profit or not) in which any Aquila Fund or other Aquila client has invested or is permitted to invest may have an inherent conflict between the duty or obligation he or she owes to the Funds or other Aquila clients and the duties he or she owes to the enterprise.  In addition, serving as a director, trustee, officer or similar person for any company, organization or other enterprise, other than an Aquila Fund or Aquila Entity (“External Company”), may present actual or apparent conflicts between the duties owed by the Employee to that enterprise and to the Aquila Entities, or Aquila Funds and other Aquila clients.

To avoid the potential adverse consequences of such conflicts of interest and otherwise to ensure they are appropriately addressed, all Employees must receive the prior written approval of the CCO (or in the CCO’s absence,  the President) before serving as director, trustee or officer (or in a similar capacity) of any External Company, which approval may be withheld in the CCO’s (or President’s, as applicable) sole discretion.

Prior to commencement of employment with any Aquila Entity and annually thereafter, each Employee shall provide the CCO with a written list of all positions held with any External Company.

Employees who receive permission to serve as directors, trustees or officers (or in a similar capacity) of publicly-traded External Companies will be isolated through the use of “Fire Walls” or other appropriate information barrier procedures and prevented from making decisions regarding the Securities of those companies for which they serve as directors, trustees or officers. An especially sensitive situation involves representation on a creditors’ committee.  Particular care will be taken to create a “Fire Wall” or other appropriate information/participation barrier between portfolio management and creditors’ committee representation.

In addition, prior to commencement of employment with any Aquila Entity, Employees are required to disclose any outside business activities (e.g., real estate, tax advice, business or volunteer work, and etc.).  Thereafter, Employees must obtain prior approval from the CCO (or in the CCO’s absence, from the President) before engaging in any additional outside business activities.  Requests for approval to serve in an outside position or to engage in an outside business activity must be submitted to the CCO (or the President, in the CCO’s absence) on the form attached hereto as Appendix E

XIII.	RECORD KEEPING

The CCO shall maintain the following records in the manner and for the time periods described under the 1940 Act and Advisers Act:

(a)	a copy of this Code of Ethics and any other Code of Ethics which is, or at any time within the past five (5) years has been in effect and all amendments to such Code(s);

(b)
a copy of each signed and dated Certification acknowledging receipt of the Code and any amendments or updates to the Code for each person who is currently, or within the past five (5) years was, an Employee;

(c)	records of any violations of this Code and any actions taken as a result of such violations for a period of five (5) years after the end of the fiscal year in which such violation occurred;

(d)
each report (e.g., initial or annual holdings reports; quarterly transaction reports), record or finding submitted or made under this Code, including any information provided in lieu of these reports (e.g., duplicate brokerage confirmations and/or account statements) for a period of five (5) years after the end of the fiscal year in which the report, record or finding was submitted or made;

(e)
each Personal Trading Request Form (Appendix B) submitted by an Employee and a record of the decision regarding such request for a period of five (5) years after the end of the fiscal year in which the request or decision was made (and for shares of an Initial Public Offering or Limited Offering, the reasoning for the decision);

(f)
each request for a waiver from any of the provisions of the Code of Ethics, including a description of the reason for the request and a brief summary of the reasons for granting or denying the waiver, for a period of five (5) years after the last date on which the waiver was applied;

(g)
a list of all individuals who currently are or within the past five (5) years have been deemed Employees or Advisory Persons, as well as records of any decision by the CCO to exempt a person from the definition of Employee or Advisory Person and supporting documentation for and facts surrounding such a decision;

(h)	a list of all persons who currently are or within the past five (5) years have been responsible for reviewing reports submitted pursuant to the Code; and

(i)	a copy of each report submitted to an Aquila Fund’s board of directors/trustees pursuant to Rule 17j-1(c)(2)(ii) for a period of five (5) after the end of the fiscal year in which the report is made.

XIV.	REPORTING VIOLATIONS OF THIS CODE; PENALTIES

All Employees must promptly report any actual or suspected violations of this Code to the CCO or the President. The identity of the person making such a report will be kept in confidence whenever possible.  Employees who report actual or suspected violations will be protected from retaliation for making such reports.

Violations of this Code may result in the imposition of criminal penalties or sanctions by the SEC, applicable self-regulatory authorities, or other law enforcement or regulatory authorities, or remedial action by the Aquila Entities.  Such remedial action may include, but is not limited to:

•	Verbal/written warning;
•	Suspension of privileges;
•	Forfeiture of profit or disallowance of loss;
•	Forfeiture of discretionary salary increase/bonus;
•	Suspension of employment, with or without pay; and
•	Termination of employment.

 Determinations as to whether a violation has occurred, and the appropriate sanctions, if any, shall be made by the CCO and may be subject to review by the President, as appropriate; provided however, that no person believed to have violated this Code shall participate in such determinations made with respect to his or her own conduct. Determinations of violations involving the CCO (and any related sanctions) shall be made by the President.

XV.	MISCELLANEOUS

A.	Waivers

The CCO (or President in the CCO’s absence or regarding the CCO’s own conduct) may, in his or her sole discretion, grant a waiver from any provision of this Code if the CCO or President (as applicable) reasonably believes that the Employee will suffer undue hardship as a result and that the contemplated transaction, event or circumstance does not violate the principles of this Code or applicable law.  The CCO shall make and retain a record of all waivers granted (including any waivers granted by the President in the CCO’s absence or regarding the CCO’s own conduct) under this provision, including a summary of the reasons for granting the waiver.

B.	Form Processing

The CCO may determine to communicate with Employees regarding this Code electronically, and may determine to receive requests and reports submitted by Employees pursuant to this Code electronically.  In such cases, the CCO will institute appropriate document control and recordkeeping measures.

C.	Fund Board Reports

Under Rule 17j-1, no less frequently than annually, AIM and ADI are required to furnish to each Aquila Fund's board of directors/trustees a written report that: (i) describes any issues arising under this Code (or any procedures related thereto) since the last report to the board of directors/trustees (including, but not limited to, information about any material violations of the Code (or procedures related thereto) and any sanctions imposed in response to the material violations); and (ii) certifies that AIM and ADI have adopted procedures reasonably necessary to prevent their “access persons” from violating the Code.

D.	Code Amendments

This Code may be amended from time to time.  The CCO shall distribute the Code, as amended, to all Employees (see Section IV above).  In addition, under Rule 17j-1, the board(s) of directors/trustees of the Aquila Funds are required to approve any material changes to this Code no later than six months after adoption of the material change.  A material change is generally considered to be a change about which the board would reasonably need to know in order to approve the Code in accordance with Rule 17j-1.

1
An individual who Beneficially Owns a significant portion (i.e., more than 25%) of an Aquila Fund’s shares would be a Control Person of that Fund.  In addition, an owner of  an Aquila Fund’s shares who is a Controlling shareholder of  the Fund or has or shares investment control over the Fund’s portfolio would be a “beneficial owner” of  that  Fund’s portfolio securities.  Without the above exclusion, in such cases the Fund’s own portfolio transactions, accounts and holdings technically could be subject to the account, transaction or holdings reporting, pre-clearance and other requirements in this Code.  This result would serve no protective purpose for the Fund and its shareholders, but could prevent the Fund from engaging in beneficial transactions on a timely basis and would otherwise have inappropriate and burdensome effects.

2	See footnote 1 above.

3	See footnote 1 above.

APPENDIX A

AQUILA MANAGEMENT CORPORATION
AQUILA INVESTMENT MANAGEMENT LLC
AQUILA DISTRIBUTORS, INC.

CERTIFICATION OF RECEIPT OF CODE OF ETHICS

I certify that:

•	I have received the Code of Ethics of Aquila Management Corporation, Aquila Investment Management LLC, and Aquila Distributors, Inc., last revised on August 24, 2010 (the “Code”)
•	I have read the Code in its entirety.
•	I understand the Code and its requirements.
•	I will comply fully with all of its provisions as they apply to me.

Signed:  ___________________________________________

Name:     ____________________________________________

Date:       __________________________

APPENDIX B

AQUILA MANAGEMENT CORPORATION
AQUILA INVESTMENT MANAGEMENT LLC
AQUILA DISTRIBUTORS, INC.

PERSONAL TRADING REQUEST FORM

Name of Employee: ___________________________________________________________

Legal name of any securities account for which trade will be executed: _____________________

Account Number: _________________

Full name of financial intermediary on that account or executing the transaction (broker-dealer, bank, mutual fund company): _____________________________________________

Expected Date of Transaction: _______________ Time Request Submitted:_________________

BUY________                                SELL_________                                Name of Security:___________________________

Ticker Symbol or CUSIP No:____________  Number of Shares/Principal Amount: ________

Approx. Price per Share (as applicable): ________________

Total U.S. Dollar Amount of Requested Transaction: _________________

Are the securities being offered as a part of an Initial Public Offering or Limited Offering, or as part of a new issuance of a fixed income security? _____

If so, how did you become aware of this investment opportunity?
______________________________________________________________________________

To the best of my knowledge, this proposed transaction does not conflict with the Code of Ethics.

Signature: ___________________________________________                                                                                                           Date: ___________________

*If you have any questions about this form, please contact the CCO.*

NOTIFICATION OF APPROVAL OR DENIAL

Date: _______________ Time Responded:_____________ Method of Notification: _________

Approved: _______                                Denied: _______ (include rationale in Comments or separate attachment).

Comments: ___________________________________________________________________

CCO Signature: ________________________________ Printed Name: _______________

APPENDIX C

AQUILA MANAGEMENT CORPORATION
AQUILA INVESTMENT MANAGEMENT LLC
AQUILA DISTRIBUTORS, INC.

INITIAL AND ANNUAL HOLDINGS AND ACCOUNTS REPORT

Report Submission Date:  ___________________

□ Initial Report. This report is current as of _____________

Initial report must be current as of a date no more than 45 days prior to becoming an Employee and must be submitted within 10 days of becoming an Employee.

□ Annual Report for _____________________
Year Covered by Report

Annual report must include information current as of December 31st and must be submitted by February 14th of the following year.

Name of Employee:_________________________

I hereby confirm that I have included on this report all securities and accounts that I am required to report on this form under the Code of Ethics.  I understand that non-completion or inaccurate completion of this form is a violation of the Code of Ethics and may result in disciplinary action and sanctions.

Part I:                                Personal Securities Holdings

Please provide the requested information for all Reportable Securities holdings you are required to report under the Code of Ethics, even if you have previously reported them to the CCO in prior reports or in duplicate account statements/confirmations. If you do not have any reportable holdings, please write “NONE” in the space below.  Please use the back of this page or an attachment if you need additional space.

Title of the Security	Type of Security (stock, bond, etc.)	Ticker Symbol or CUSIP No. (if applicable)	Number of Shares/Units	Principal Amount

Part II:                      Trading Accounts

Please provide the requested information for each account that you are required to report under the Code of Ethics, even if you have previously reported them to the CCO in prior reports or in duplicate account statements/confirmations. If you do not have any such accounts, please write “NONE” in the space below.  Please use the back of this page or an attachment if you need additional space.

1.	Name of Broker/Dealer/Mutual Fund/Bank: _____________________________
Name of Account Executive/Representative (if any):                                   _____________________________
Name of Account:    ______________________________________________________
Account Number:   _____________________________
Names and Addresses of All Persons with a Beneficial Ownership Interest in the Account:
          _____________________________
_____________________________
_____________________________

2.	Name of Broker/Dealer/Mutual Fund/Bank:	_____________________________
Name of Account Executive/Representative (if any):    _____________________________
Name of Account:   ____________________________________________
Account Number:   _____________________________
Names and Addresses of All Persons with a Beneficial Ownership Interest in the Account:
                                _____________________________
_____________________________
_____________________________

3.	Name of Broker/Dealer/Mutual Fund/Bank:	_____________________________
Name of Account Executive/Representative (if any):    _____________________________
Name of Account:   ____________________________________________
Account Number:   _____________________________
Names and Addresses of All Persons with a Beneficial Ownership Interest in the Account:
                           _____________________________
_____________________________
_____________________________

Signature: ___________________________________________                                       Date: ___________________

Print Name: __________________________________________

* If you have any questions about this form, please contact the CCO. *

APPENDIX D

AQUILA MANAGEMENT CORPORATION
AQUILA INVESTMENT MANAGEMENT LLC
AQUILA DISTRIBUTORS, INC.

QUARTERLY TRANSACTION AND ACCOUNTS REPORT

Calendar Quarter Ended: _____________________

Submission Date:  ___________________ (must be no more than thirty (30) days after the end of the calendar quarter)

Name of Employee:______________________________________

NOTE:  Employees who had a Reportable Security transaction during the quarter that has not been reported or for which duplicate confirmations or statements are not being provided to Compliance must complete this form.

I hereby confirm that I have included on this report all transactions and accounts that I am required to report on this form under the Code of Ethics.  I understand that non-completion or inaccurate completion of this form is a violation of the Code of Ethics and may result in disciplinary action and sanctions.

Part I:                        Reportable Securities Transactions

Please provide the requested information regarding transactions in Reportable Securities made during the calendar quarter for which duplicate confirmations or statements have not been provide to Compliance, as required by the Code of Ethics. If there were no transactions in Reportable Securities required to be reported, please write “NONE” below.

Trans. Date	Title of Security	Ticker or CUSIP (if applicable)	Interest Rate & Maturity Date (if applicable)	Number of Shares	Principal Amount	Nature of Trans.	Price	Financial Institution

Part II:                      New Securities Accounts

Please provide the requested information regarding any new securities account established during the quarter, as required by the Code of Ethics.  If you have no such accounts to report during this calendar quarter, please write “NONE” below.

1.             Name of Broker/Dealer/Mutual Fund/Bank:                  _____________________________
Name of Account Executive/Representative (if any):  _____________________________
Name of Account:    ______________________________________________________
Account Number:   _____________________________
Names and Addresses of All Persons with a Beneficial Ownership Interest in the Account:
           _____________________________
_____________________________
_____________________________

2.	Name of Broker/Dealer/Mutual Fund/Bank:	_____________________________
Name of Account Executive/Representative (if any):  _____________________________
Name of Account:                           ____________________________________________
Account Number:   _____________________________
Names and Addresses of All Persons with a Beneficial Ownership Interest in the Account:
                           _____________________________
_____________________________
_____________________________

3.	Name of Broker/Dealer/Mutual Fund/Bank:	_____________________________
Name of Account Executive/Representative (if any):   _____________________________
Name of Account:                           ____________________________________________
Account Number:   _____________________________
Names and Addresses of All Persons with a Beneficial Ownership Interest in the Account:
                           _____________________________
_____________________________
_____________________________

Signature: ___________________________________________                                                                                                           Date: ___________________

Print Name: __________________________________________

*If you have any questions about this form, please contact the CCO.*

APPENDIX E

AQUILA MANAGEMENT CORPORATION
AQUILA INVESTMENT MANAGEMENT LLC
AQUILA DISTRIBUTORS, INC.

OUTSIDE BUSINESS ACTIVITY REQUEST FORM

Name:                                                                                                     Phone:

Department:                                                               Job Title:

                      Proposed Activity

(Complete a separate form for each proposed outside business or volunteer activity.)

Name of Entity:

Proposed Activity:

Are you an officer, director, partner or trustee of the company/entity listed above?           Yes            No

Describe job responsibilities of proposed activity:

Estimated Dollar amount of compensation per year:

Amount of time to be devoted to activity:                                      (day/week/month/year)

Describe any possible conflict between your position at Aquila and the outside activity:

Employee Name (Print)                                                           Signature                                         Date

        *If you have any questions about this form, please contact the CCO.*

                   Approved                                   Denied                                  Approval Not Required

Chief Compliance Officer (Print)                              Signature                                                      Date